ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Third Quarter 2023 Financial Results

Third Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 15.1% year over year to $466.2 million
•
Construction and Material Handling revenues of $282.0 million and $168.6 million, respectively
•
Master Distribution with revenues of $18.1 million
•
Product support revenues increased 12.1% year over year with Parts sales increasing to $69.5 million and Service revenues increasing to $60.6 million
•
New and used equipment sales grew 20.7% to $253.6 million
•
Net income available to common stockholders of $6.7 million compared to $4.4 million in 2022
•
Basic and diluted net income per share of $0.21 and $0.20, respectively, for 2023 compared to $0.14 for both in 2022
•
Adjusted basic and diluted net income per share* of $0.36 for 2023 compared to $0.21 for 2022
•
Adjusted EBITDA* grew 15.9% to $51.0 million, compared to $44.0 million in 2022
•
Increased full year 2023 Adjusted EBITDA guidance to range of $187 million to $192 million from the previously announced $180 million to $188 million

Livonia, MI. – November 8, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the third quarter ended September 30, 2023.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our diversified end-user markets remain strong despite macroeconomic headwinds. Given this solid demand, and operational excellence from the Alta team, we achieved strong results during the third quarter. All our business segments continue to perform well. Our Construction segment new and used equipment sales continue to benefit from the increased availability of equipment from our OEM partners which is evidenced by the 19.3% organic growth this quarter when compared to the third quarter of 2022. Demand for material handling equipment also remains strong as we continue to work off of a high level of equipment sales backlog in that segment. Between all segments, we have sold nearly $149 million more new and used equipment into field population year to date than we did for the same period in 2022, which we know will correlate to future high-margin product support revenues. To that end, our product support revenues increased 12.1% from a year ago as we continue to support an ever increasing field population and provide our customers with reliable service through our more than 1,300 skilled technicians.”

Mr. Greenawalt continued, “We continue to execute upon our acquisition and growth strategy, acquiring Burris Equipment, which will expand our construction equipment presence in the Illinois market, and most recently, Ault Industries, which expands our Construction segment into Canada for the first time. Notably, both acquisitions are immediately accretive to shareholders and all major financial and valuation metrics. Additionally, in terms of further organic opportunities, as announced today we are expanding into western Pennsylvania through our new relationship with CASE Construction Equipment to serve construction contractors throughout the region. Including Burris and Ault, since the Company’s initial public offering in 2020, Alta has now completed 16 acquisitions which have contributed $537 million in revenue, and $65 million in Adjusted EBITDA.”

In conclusion, Mr. Greenawalt commented, “We are very pleased with our performance and the current trends in our end-user markets. Most importantly, our customers remain positive throughout the balance of this year and into 2024.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Incrementally beneficial to our business, federal spending initiatives will extend the cycle for years to come as well as increases in state DOT budgets and onshoring projects, some of which are currently underway in several of our markets.”

Full Year 2023 Financial Guidance and Other Financial Notes:

•
The Company increased its guidance range and expects to report Adjusted EBITDA between $187 million and $192 million for the 2023 fiscal year.
•
Third quarter 2023 net income was impacted by discrete tax benefit from the release of a $7.4 million valuation allowance on our deferred tax assets.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
	2023	2022	2023 versus 2022		2023	2022	2023 versus 2022
Revenues:
New and used equipment sales	$253.6	$210.1	$43.5	20.7%	$727.8	$579.0	$148.8	25.7%
Parts sales	69.5	61.8	7.7	12.5%	209.2	173.5	35.7	20.6%
Service revenues	60.6	54.3	6.3	11.6%	180.5	154.2	26.3	17.1%
Rental revenues	54.0	50.2	3.8	7.6%	147.1	131.5	15.6	11.9%
Rental equipment sales	28.5	28.6	(0.1)	(0.3)%	90.7	105.0	(14.3)	(13.6)%
Total revenues	466.2	405.0	61.2	15.1%	1,355.3	1,143.2	212.1	18.6%
Cost of revenues:
New and used equipment sales	212.0	176.5	35.5	20.1%	601.3	482.6	118.7	24.6%
Parts sales	45.3	40.0	5.3	13.3%	138.2	116.7	21.5	18.4%
Service revenues	26.5	24.3	2.2	9.1%	77.0	66.3	10.7	16.1%
Rental revenues	5.7	5.9	(0.2)	(3.4)%	18.0	16.7	1.3	7.8%
Rental depreciation	29.6	25.9	3.7	14.3%	80.1	69.5	10.6	15.3%
Rental equipment sales	21.0	20.8	0.2	1.0%	66.5	82.6	(16.1)	(19.5)%
Total cost of revenues	340.1	293.4	46.7	15.9%	981.1	834.4	146.7	17.6%
Gross profit	126.1	111.6	14.5	13.0%	374.2	308.8	65.4	21.2%
General and administrative expenses	106.8	94.2	12.6	13.4%	316.0	265.9	50.1	18.8%
Non-rental depreciation and amortization	5.4	3.7	1.7	45.9%	16.0	11.6	4.4	37.9%
Total operating expenses	112.2	97.9	14.3	14.6%	332.0	277.5	54.5	19.6%
Income from operations	13.9	13.7	0.2	1.5%	42.2	31.3	10.9	34.8%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.4)	(0.8)	(1.6)	200.0%	(5.8)	(1.6)	(4.2)	262.5%
Interest expense – other	(12.8)	(7.7)	(5.1)	66.2%	(35.1)	(19.8)	(15.3)	77.3%
Other income	1.4	0.2	1.2	600.0%	2.6	0.9	1.7	188.9%
Total other expense, net	(13.8)	(8.3)	(5.5)	66.3%	(38.3)	(20.5)	(17.8)	86.8%
Income before taxes	0.1	5.4	(5.3)	(98.1)%	3.9	10.8	(6.9)	(63.9)%
Income tax (benefit) provision	(7.3)	0.3	(7.6)	NM	(6.9)	0.8	(7.7)	NM
Net income	7.4	5.1	2.3	45.1%	10.8	10.0	0.8	8.0%
Preferred stock dividends	(0.7)	(0.7)	—	—	(2.2)	(2.2)	—	—
Net income available to common stockholders	$6.7	$4.4	$2.3	52.3%	$8.6	$7.8	$0.8	10.3%

NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Recent Business Highlights:

•
On October 13, 2023, Alta closed its acquisition of Burris Equipment Company ("Burris"), a privately held premier distributor of market leading construction and turf equipment with three locations in Illinois. The purchase price on the asset-structured acquisition was $15.2 million in cash paid at closing, which included $1.2 million of excess net working capital. Burris generated approximately $40.6 million in revenue and $1.9 million in net income for the trailing twelve months through July 2023. The purchase price paid at close is subject to certain adjustments based upon Burris' net working capital at closing.
•
On November 1, 2023, Alta acquired the stock of Ault Industries Inc. ("Ault"), a privately held Canadian crushing and screening equipment distributor with locations in Ontario, Quebec, and Maritime provinces for a total purchase price of $39.9 million, consisting of $27.1 million cash at close, which included $4.8 million of excess net working capital, a $2.2 million seller note, and $10.6 million worth of Alta’s common stock, which will be issued at $13 per share, equating to 819,398 shares vesting annually over a five-year period. The purchase price is subject to post-closing working capital adjustments. Ault generated approximately $50.3 million in revenue and $4.5 million in net income for the trailing twelve months through June 30, 2023 in US Dollars.
•
The Company's Board of Directors approved its regular quarterly cash dividend for each of the Company's issued and outstanding shares of common stock. The common stock dividend was $0.057 per share, or approximately $0.23 per share on an annualized basis. The common stock dividend was paid on August 31, 2023, to shareholders of record as of August 15, 2023.
•
Subsequent to the quarter, Alta added two Construction Equipment segment locations in western Pennsylvania and is contracted as the exclusive distributor of CASE Construction Equipment in the territory.

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the third quarter ended September 30, 2023. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Third Quarter 2023 Earnings Call and Webcast
Date:	Wednesday, November 8, 2023
Time:	5:00 p.m. Eastern Time
Live call:	(646) 904-5544
International:	929-526-1599
Live call access code:	535642
Audio replay:	866-813-9403
Replay access code:	156593
Webcast:	https://events.q4inc.com/attendee/102634779

The audio replay will be archived through November 22, 2023.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. and has a presence in Canada. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, heavy and compact earthmoving equipment, environmental processing equipment, cranes, paving and asphalt equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 39 years and has developed a branch network that includes over 80 total locations in Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario, Quebec and Maritime. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, and Adjusted basic and diluted net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenue, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's consolidated balance sheets in accordance with U.S. GAAP. Adjusted net income

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

is defined as net income adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted net income per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Cash	$1.4	$2.7
Accounts receivable, net of allowances of $14.3 and $13.0 as of September 30, 2023 and December 31, 2022, respectively	259.1	232.8
Inventories, net	492.8	399.7
Prepaid expenses and other current assets	31.0	28.1
Total current assets	784.3	663.3

NON-CURRENT ASSETS
Property and equipment, net	447.6	377.8
Operating lease right-of-use assets, net	106.1	113.6
Goodwill	71.1	69.2
Other intangible assets, net	54.3	60.7
Other assets	17.0	6.0
TOTAL ASSETS	$1,480.4	$1,290.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$280.6	$211.5
Floor plan payable – used and rental equipment	83.9	45.3
Current portion of long-term debt	6.6	4.2
Accounts payable	89.6	90.8
Customer deposits	14.9	27.9
Accrued expenses	53.4	55.1
Current operating lease liabilities	15.4	14.8
Current deferred revenue	14.5	14.1
Other current liabilities	10.9	7.5
Total current liabilities	569.8	471.2

NON-CURRENT LIABILITIES
Line of credit, net	303.5	217.5
Long-term debt, net of current portion	312.0	311.2
Finance lease obligations, net of current portion	26.2	15.4
Deferred revenue, net of current portion	4.4	4.9
Guaranteed purchase obligations, net of current portion	2.9	4.7
Long-term operating lease liabilities, net of current portion	95.0	101.9
Deferred tax liability	7.7	6.4
Other liabilities	11.4	17.6
TOTAL LIABILITIES	1,332.9	1,150.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at both September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,368,112 and 32,194,243 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	226.5	222.8
Treasury stock at cost, 862,182 shares of common stock held at both September 30, 2023 and December 31, 2022	(5.9)	(5.9)
Accumulated deficit	(71.8)	(74.2)
Accumulated other comprehensive loss	(1.3)	(2.9)
TOTAL STOCKHOLDERS’ EQUITY	147.5	139.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,480.4	$1,290.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
New and used equipment sales	$253.6	$210.1	$727.8	$579.0
Parts sales	69.5	61.8	209.2	173.5
Service revenues	60.6	54.3	180.5	154.2
Rental revenues	54.0	50.2	147.1	131.5
Rental equipment sales	28.5	28.6	90.7	105.0
Total revenues	466.2	405.0	1,355.3	1,143.2
Cost of revenues:
New and used equipment sales	212.0	176.5	601.3	482.6
Parts sales	45.3	40.0	138.2	116.7
Service revenues	26.5	24.3	77.0	66.3
Rental revenues	5.7	5.9	18.0	16.7
Rental depreciation	29.6	25.9	80.1	69.5
Rental equipment sales	21.0	20.8	66.5	82.6
Total cost of revenues	340.1	293.4	981.1	834.4
Gross profit	126.1	111.6	374.2	308.8
General and administrative expenses	106.8	94.2	316.0	265.9
Non-rental depreciation and amortization	5.4	3.7	16.0	11.6
Total operating expenses	112.2	97.9	332.0	277.5
Income from operations	13.9	13.7	42.2	31.3
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.4)	(0.8)	(5.8)	(1.6)
Interest expense – other	(12.8)	(7.7)	(35.1)	(19.8)
Other income	1.4	0.2	2.6	0.9
Total other expense, net	(13.8)	(8.3)	(38.3)	(20.5)
Income before taxes	0.1	5.4	3.9	10.8
Income tax (benefit) provision	(7.3)	0.3	(6.9)	0.8
Net income	7.4	5.1	10.8	10.0
Preferred stock dividends	(0.7)	(0.7)	(2.2)	(2.2)
Net income available to common stockholders	$6.7	$4.4	$8.6	$7.8
Basic income per share	$0.21	$0.14	$0.27	$0.24
Diluted income per share	$0.20	$0.14	$0.26	$0.24
Basic weighted average common shares outstanding	32,368,112	31,981,843	32,320,346	32,091,353
Diluted weighted average common shares outstanding	32,729,517	32,138,952	32,631,082	32,290,127

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$10.8	$10.0
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	96.1	81.1
Amortization of debt discount and debt issuance costs	1.4	1.3
Imputed interest	0.8	0.2
Loss (gain) on sale of property and equipment	0.3	(0.2)
Gain on sale of rental equipment	(24.2)	(22.6)
Provision for inventory obsolescence	3.1	2.5
Provision for losses on accounts receivable	5.1	4.0
Change in fair value of derivative instruments	2.2	—
Stock-based compensation expense	3.3	1.9
Changes in deferred income taxes	(7.4)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(32.7)	(24.8)
Inventories	(247.4)	(200.8)
Proceeds from sale of rental equipment	90.7	105.1
Prepaid expenses and other assets	(5.5)	(4.3)
Manufacturers floor plans payable	97.9	37.8
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(6.9)	30.5
Leases, deferred revenue, and other liabilities	(7.0)	(3.4)
Net cash (used in) provided by operating activities	(19.4)	18.3
INVESTING ACTIVITIES
Expenditures for rental equipment	(48.7)	(39.9)
Expenditures for property and equipment	(8.6)	(6.9)
Proceeds from sale of property and equipment	0.8	0.7
Guaranteed purchase obligations (expenditures) proceeds	(2.5)	0.8
Expenditures for acquisitions, net of cash acquired	(1.6)	(40.4)
Net cash used in investing activities	(60.6)	(85.7)
FINANCING ACTIVITIES
Proceeds from line of credit and long-term borrowings	278.5	242.3
Principal payments on line of credit, long-term debt, and finance lease obligations	(197.0)	(187.3)
Proceeds from non-manufacturer floor plan payable	148.3	98.8
Payments on non-manufacturer floor plan payable	(138.5)	(81.3)
Preferred stock dividends paid	(2.2)	(2.2)
Common stock dividends declared and paid	(5.7)	(1.8)
Other financing activities	(5.2)	(1.2)
Net cash provided by financing activities	78.2	67.3

Effect of exchange rate changes on cash	0.5	(0.1)
NET CHANGE IN CASH	(1.3)	(0.2)

Cash, Beginning of year	2.7	2.3
Cash, End of period	$1.4	$2.1
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$143.0	$101.0
Supplemental disclosures of cash flow information
Cash paid for interest	$33.8	$15.2
Cash paid for income taxes	$4.0	$0.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	September 30,	December 31,
Debt and Floor Plan Payables Analysis	2023	2022
Senior secured second lien notes	$315.0	$315.0
Line of credit	305.3	219.5
Floor plan payable – new equipment	280.6	211.5
Floor plan payable – used and rental equipment	83.9	45.3
Finance lease obligations	32.8	19.6
Total debt	1,017.6	810.9
Adjustments:
Floor plan payable – new equipment	(280.6)	(211.5)
Cash	(1.4)	(2.7)
Adjusted total net debt and floor plan payables(1)	$735.6	$596.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income available to common stockholders	$6.7	$4.4	$8.6	$7.8
Depreciation and amortization	35.0	29.6	96.1	81.1
Interest expense	15.2	8.5	40.9	21.4
Income tax (benefit) provision	(7.3)	0.3	(6.9)	0.8
EBITDA(1)	$49.6	$42.8	$138.7	111.1
Transaction costs(2)	0.3	0.2	1.0	0.3
Stock-based incentives(4)	1.4	0.8	3.3	1.9
Other expenses(5)	1.4	0.3	2.3	1.5
Preferred stock dividend(6)	0.7	0.7	2.2	2.2
Showroom-ready equipment interest expense(7)	(2.4)	(0.8)	(5.8)	(1.6)
Adjusted EBITDA(1)	$51.0	$44.0	$141.7	$115.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income available to common stockholders	$6.7	$4.4	$8.6	$7.8
Transaction costs(2)	0.3	0.2	1.0	0.3
Intangible amortization(3)	2.0	1.0	6.4	4.0
Stock-based incentives(4)	1.4	0.8	3.3	1.9
Other expenses(5)	1.4	0.3	2.3	1.5
Adjusted net income available to common stockholders(1)	$11.8	$6.7	$21.6	$15.5
Basic net income per share	$0.21	$0.14	$0.27	$0.24
Diluted net income per share	$0.20	$0.14	$0.26	$0.24
Adjusted basic net income per share(1)	$0.36	$0.21	$0.67	$0.48
Adjusted diluted net income per share(1)	$0.36	$0.21	$0.66	$0.48
Basic weighted average common shares outstanding	32,368,112	31,981,843	32,320,346	32,091,353
Diluted weighted average common shares outstanding	32,729,517	32,138,952	32,631,082	32,290,127

(1) Represents Non-GAAP measure

(2) Expenses related to acquisition, capital raising and debt refinancing activities

(3) Represents incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(4) Reflects non-cash equity-based compensation expenses

(5) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal and consulting costs, and non-cash adjustments to earnout contingencies

(6) Expenses related to preferred stock dividend payments

(7) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above